                               SCHEDULE 14A
                              (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                         SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
              Exchange Act of 1934 (Amendment No.           )

          Filed by the Registrant    [X]

          Filed by a Party other than the Registrant    [ ]

          Check the appropriate box:

          [ ]  Preliminary Proxy Statement

          [X]  Definitive Proxy Statement

          [ ]  Definitive Additional Materials

          [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

          [ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                           SPARTAN MOTORS, INC.
-----------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)

-----------------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:
-----------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:
-----------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
-----------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:
-----------------------------------------------------------------------------

(5)  Total fee paid:
-----------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.
-----------------------------------------------------------------------------
[ ]  Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
-----------------------------------------------------------------------------
(1)  Amount previously paid:
-----------------------------------------------------------------------------
(2)  Form, Schedule or Registration Statement no.:
-----------------------------------------------------------------------------
(3)  Filing party:
-----------------------------------------------------------------------------
(4)  Date filed:
-----------------------------------------------------------------------------

                      [SPARTAN MOTORS LOGO]




April 14, 1997


To Our Shareholders:

     You are cordially invited to attend Spartan Motors, Inc. Annual Meeting of Shareholders on Thursday, June 5, 1997 at 5:30 p.m. Eastern Daylight Savings Time. The Annual Meeting will be held at Plant I, Spartan Motors Corporate Headquarters located at 1000 Reynolds Rd., Charlotte, Michigan.

     The purpose of the meeting will be to elect three directors and to transact such other business as may properly come before the meeting or any adjournment thereof. This Annual Meeting also provides Shareholders the opportunity to hear a report on Spartan Motors past and its outlook for the future.

     It is important that your shares be represented at the Annual Meeting, regardless of the size of your holdings. Whether or not you plan to attend the annual meeting, please vote, sign, date and return the enclosed proxy as quickly as possible. By returning the proxy promptly, you can help Spartan Motors avoid the expense of duplicate proxy solicitations and possibly having to reschedule the Annual Meeting if a quorum of outstanding shares is not present or represented by proxy. Sending a proxy will not affect your right to vote in person in the event you attend the meeting

Sincerely,


/s/George W. Sztykiel
George W. Sztykiel
Chairman of the Board of Directors





[     YOUR VOTE IS IMPORTANT, EVEN IF YOU PLAN TO ATTEND THE MEETING,
         PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.       ]





- 1000 REYNOLDS RD. - CHARLOTTE, Ml 48813 - TELEPHONE 517/543/6400 - FACSIMILE 517/543/7728

                      [SPARTAN MOTORS LOGO]



                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        To Be Held on June 5, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Spartan Motors, Inc. will be held on Thursday, June 5, 1997 at 5:30 p.m., Eastern Daylight Savings Time, at Plant I, Spartan Motors Corporate Headquarters located at 1000 Reynolds Rd., Charlotte, Michigan, for the following purposes:

     1. To elect three directors to serve until the Annual Meeting of Shareholders in the year 2000, and until their successors have been elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Shareholders of record at the close of business on April 7, 1997, are entitled to notice of and vote at the Annual Meeting.

     A copy of the Annual Report to Shareholders for the year ended December 31, 1996, is enclosed with this Notice. The following Proxy Statement and enclosed form of proxy are being furnished to shareholders of record on and after April 14, 1997.

By order of the Board of Directors,



/s/Richard J. Schalter
Richard J. Schalter
Secretary, Treasurer
and Chief Financial Officer

April 14,1997
Charlotte, Michigan

[     YOUR VOTE IS IMPORTANT, EVEN IF YOU PLAN TO ATTEND THE MEETING,
         PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.      ]



- 1000 REYNOLDS RD. - CHARLOTTE, Ml 48813 - TELEPHONE 517/543/6400 - FACSIMILE 517/543/7727

                            [SPARTAN MOTORS LOGO]

                      ANNUAL MEETING OF SHAREHOLDERS
                               JUNE 5, 1997

                              PROXY STATEMENT

     This Proxy Statement and the enclosed form of proxy are being furnished to holders of common stock, $.01 par value, ("Common Stock") of Spartan Motors, Inc. ("Spartan" or the "Company") at the close of business April 7, 1997, in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Shareholders to be held on Thursday, June 5, 1997, and any adjournment of that meeting. The annual meeting will be held at Plant I, Spartan Corporate Headquarters located at 1000 Reynolds Rd., Charlotte, Michigan, at 5:30 p.m., Eastern Daylight Savings Time.

     The purpose of the annual meeting is to consider and vote upon the election of three directors for three-year terms expiring in 2000. Proxies in the accompanying form, if properly executed, duly returned to the Company and not revoked, will be voted at the annual meeting. If a shareholder specifies a choice, the shares represented by proxy will be voted as specified. If no choice is specified, the shares represented by proxy will be voted for the election of all nominees for director named in this Proxy Statement and in accordance with the discretion of the persons named as proxies on any other matters that may come before the meeting or any adjournment. For purposes of determining the presence or absence of a quorum for the transaction of business at the annual meeting, all shares for which a proxy or vote is received, including abstentions and shares represented by a broker vote on any matter, will be counted as present and represented at the meeting.

     A proxy may be revoked at any time before it is exercised by written notice delivered to the Secretary of the Company at the address set forth above or by attending and voting at the annual meeting.

     The Company's management does not know of any matter to be presented for consideration at the annual meeting other than the matters stated in the Notice of Annual Meeting of Shareholders. If any other matters are presented, the persons named as proxies will have discretionary authority to vote in accordance with their judgment.

                           ELECTION OF DIRECTORS

     The Board of Directors proposes that the following three individuals be elected as directors for three-year terms expiring at the annual meeting of shareholders to be held in 2000:

                             John E. Sztykiel
                             Charles E. Nihart
                              James C. Penman

     Each nominee is presently a director of the Company whose term will expire at the annual meeting. The persons named as proxies intend to vote for the election of each of the named nominees. The proposed nominees are willing to be elected and to serve. In the event that a nominee is unable to serve or is otherwise unavailable for election, which is not contemplated, the incumbent Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the election of the substitute nominee designated by the Board of Directors. If a substitute is not selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named above.

     A plurality of the shares present in person or represented by proxy and voting on the election of directors is required to elect directors. For the purpose of counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as shares voted, and the number of shares of which a plurality is required will be reduced by the number of shares not voted.

                YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU
              VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS


                              VOTING SECURITIES

     Holders of record of Common Stock, at the close of business on April 7, 1997, are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment of the meeting. As of April 7, 1997, there were 12,364,472 shares of Common Stock outstanding, each having one vote on each matter presented for shareholder action.


              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as to each person known to the Company to have been the beneficial owner of more than 5% of the Company's outstanding shares of Common Stock as of April 7, 1997:

                            AMOUNT AND NATURE OF BENEFICIAL
                                     OWNERSHIP<F1>
                          ---------------------------------
                            SOLE VOTING    SHARED VOTING OR
NAME AND ADDRESS OF       AND DISPOSITIVE    DISPOSITIVE     PERCENT OF
 BENEFICIAL OWNER             POWER<F2>       POWER<F3>        CLASS
-------------------       ---------------  ----------------  ----------
George W. Sztykiel              622,672         581,028         9.74%
1000 Reynolds Road
Charlotte, Michigan 48813<F1>

William E. Foster               993,317              --         8.04%
1000 Reynolds Road
Charlotte, Michigan 48813<F1>

David L. Babson and Company
   Incorporated                 828,100         236,300         6.50%
One Memorial Drive
Cambridge, Massachusetts
   02142-1300<F4>

-----------------------
<F1> Based on information provided by each individual listed.

<F2> These numbers may include shares subject to options that are exercisable within 60 days after April 7, 1997, granted under the Company's 1984 and 1994 Incentive Stock Options Plans and the 1988 Nonqualified Stock Option Plan.

<F3> These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses, children or other relatives over whom the listed person may have substantial influence by reason of relationship.

<F4> Based on information set forth in Schedule 13G dated February 7, 1997.
     The Schedule 13G indicates that David L. Babson and Company Incorporated ("DLB") is considered the beneficial owner of 828,100 shares of the Company's Common Stock as a result of acting as investment adviser to various clients. The Schedule 13G indicates that DLB has sole voting power over an aggregate of 591,200 shares of Common Stock and sole dispositive power over 828,100 shares of Common Stock.

                     SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth the number of shares of Common Stock beneficially owned as of April 7, 1997, by each of the Company's directors and nominees for director, each of the named executive officers and all directors and executive officers as a group:

                                  AMOUNT AND NATURE OF BENEFICIAL
                                           OWNERSHIP <F1>
                            ----------------------------------------
                            SOLE VOTING
                                AND      SHARED VOTING     TOTAL      PERCENT
     NAME OF                DISPOSITIVE  OR DISPOSITIVE  BENEFICIAL      OF
BENEFICIAL OWNER             POWER<F2>      POWER<F3>    OWNERSHIP<F2> CLASS
----------------            -----------  --------------  ------------ -------
George W. Sztykiel              622,672     581,028      1,203,700     9.74%

John E. Sztykiel                112,701      92,249        204,950     1.66%

Anthony G. Sommer                80,000          --         80,000      <F*>

William F. Foster               993,317          --        993,317     8.04%

Roger B. Burrows                 26,500          --         26,500      <F*>

George Tesseris                  49,000       1,000         50,000      <F*>

Charles E. Nihart                35,750          --         33,750      <F*>

David R. Wilson                   3,500          --          3,500      <F*>

James C. Penman                      --          --             --        --

All directors and executive   1,929,440     647,277      2,608,717    19.44%
officers as a group

----------------------
<F*> Less than 1%.

<F1> The number of shares stated is based on information provided by each person listed and includes shares personally owned of record by the person and shares which, under applicable regulations, are considered to be otherwise beneficially owned by the person.

<F2> These numbers include shares held directly and shares subject to options which are exercisable within 60 days after April 7, 1997, that were awarded under the Company's 1984 and 1994 Incentive Stock Option Plans and the 1988 Nonqualified Stock Option Plan. The number of shares subject to stock options for each listed person is shown below:
                                    -4-

               George W. Sztykiel                  71,645
               John E. Sztykiel                    80,895
               Anthony G. Sommer                   67,500
               William F. Foster                   78,500
               Roger B. Burrows                    26,500
               George Tesseris                     39,000
               Charles E. Nihart                   32,000
               David R. Wilson                      3,500

<F3>  These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses, children or other relatives over whom the listed person may have substantial influence by reason of relationship.

                            BOARD OF DIRECTORS

     The Company's Board of Directors currently consists of eight directors, three of whom are standing for reelection. The Board of Directors is divided into three classes, with each class as nearly equal in number as possible. Each class of directors serves a successive three-year term.

     Biographical information concerning the Company's directors and nominees who are nominated for election to the Board of Directors is presented below. Except as otherwise indicated, all directors and nominees for director have had the same principal employment for over five years.

       NOMINEES FOR ELECTION AS DIRECTORS TO TERMS EXPIRING IN 2000

     JOHN E. SZTYKIEL (age 40) has been a director since 1988. Mr. Sztykiel has been President and Chief Operating Officer of the Company since December 1992. Mr. Sztykiel previously served as the Executive Vice President and Vice President of Sales of the Company from 1989 to 1990. From 1985 to 1989, Mr. Sztykiel was the Director of Marketing-Diversified Products Group of the Company. Mr. Sztykiel is the son of George W. Sztykiel, Chairman of the Board, Chief Executive Officer and a director of the Company.

     CHARLES E. NIHART (age 60) has been a director since 1984.  Mr.
Nihart, a certified public accountant consultant, established the certified public accounting firm of Nihart and Nihart, P.C., in 1972. The Lansing offices of Nihart and Nihart merged with Maner, Costerison and Ellis, P.C., C.P.A. on January 1, 1989. Mr. Nihart is currently affiliated with the firm on a consulting basis. Mr. Nihart also is the owner and President of AARO Rentals, Inc., in Lansing, Michigan, a rental company of heavy duty equipment.

     JAMES C. PENMAN (age 39) has been a director since March 1997, filling the seat held by former director, Max Coon. Mr. Penman has served as Director of Corporate Finance with Roney & Co., a regional investment banking firm, since April 1993. From April 1995 to April 1993, Mr. Penman was a Senior Vice President-Investment Banking with First of Michigan Corporation.

                   DIRECTORS WITH TERMS EXPIRING IN 1999

     GEORGE W. SZTYKIEL (age 67) has been a director since 1975. Mr. George Sztykiel is a founder of the Company and has served as Chairman of the Board and Chief Executive Officer of the Company since December 1992. Mr. George Sztykiel served as President of the Company from September 1975 to December 1992. Mr. George Sztykiel is the father of Mr. John Sztykiel, President, Chief Operating Officer and a director of the Company.

     WILLIAM F. FOSTER (age 55) has been a director since 1978. Mr. Foster is a founder of the Company and has served as staff engineer and Vice President since 1976. From 1965 to 1975, he was with Diamond Reo Trucks, Inc. as a designer draftsman.

                   DIRECTORS WITH TERMS EXPIRING IN 1998

     ANTHONY G. SOMMER (age 38) has been a director since 1988. Mr. Sommer has been the Executive Vice President of the Company since December 1992. Mr. Sommer previously served as Chief Financial Officer of the Company from December 1992 until October 1996. From 1987 to December 1992 Mr. Sommer served as Corporate Secretary/Treasurer of the Company and, from 1982 to 1987, as Controller of the Company.

     GEORGE TESSERIS (age 65) has been a director since 1984. Mr. Tesseris has been a practicing partner with the law firm of Tesseris and Crown, P.C., since 1981. From 1972 to 1981, Mr. Tesseris was a partner in the law firm of Church, Wyble, Kritselis and Tesseris.

     DAVID R. WILSON (age 61) has been a director since 1996. Mr. Wilson is an independent consultant to the automotive and commercial vehicle industry. From 1982 to 1993, Mr. Wilson was Vice President of Volvo GM Heavy Duty Truck Corporation and from 1979 to 1982 Mr. Wilson served as general manager of field operations for Mercedes Benz of North America.


                       BOARD MEETINGS AND COMMITTEES

     The Company's Board of Directors held five meetings during 1996. All directors attended at least 75% of the aggregate number of Board of Directors meetings and committee meetings of which they were members. The Board of Directors has the following standing committees:

     AUDIT COMMITTEE. The Audit Committee is responsible for the following activities: (i) recommending to the Board of Directors the selection of independent auditors; (ii) reviewing and approving the scope of the yearly audit plan and proposed budget for audit fees; (iii) reviewing the results of the annual audit with the independent auditors; (iv) reviewing the Company's internal controls with the independent auditors; (v) reviewing non-audit services and special engagements to be performed by independent auditors; and (vi) reporting to the Board of Directors on the Audit Committee's activities and findings and making recommendations to the Board of Directors on these findings. Messrs. Nihart (Chairman), Tesseris and Penman presently are members of the Audit Committee. The Audit Committee met once during 1996.

     COMPENSATION COMMITTEE. The responsibilities of the Compensation Committee include: (i) recommending the cash and other incentive compensation, if any, to be paid to the Company's executive officers; (ii) reviewing and making recommendations to the Board of Directors regarding stock options awarded under the 1994 Incentive Stock Option Plan and the 1988 Nonqualified Stock Option Plan; and (iii) reviewing all material proposed option plan changes. The Compensation Committee determines the key employees to whom options will be granted, the number of shares covered by each option, the exercise price of each option and other matters associated with option awards. Messrs. Tesseris (Chairman), Nihart and Penman are presently members of the Compensation Committee. The Compensation Committee met once during 1996.

     The Board of Directors does not have a standing nominating committee.


                         COMPENSATION OF DIRECTORS

     Directors receive a $1,000 quarterly retainer fee plus an expense reimbursement of $100 for each meeting of the Board of Directors.


                            EXECUTIVE OFFICERS

     The Company's executive officers are appointed annually by, and serve at the pleasure of, the Board of Directors. Biographical information concerning executive officers as of December 31, 1996, who were not directors or nominated for election to the Board of Directors is presented below.

     ROGER B. BURROWS (age 49) has been Vice President of Sales and Marketing since January 1995, and previously served as Director of Marketing, Sales and Service from August 1993 to January 1995. Mr. Burrows served as National Accounts Sales Manager at General Motors Corporation for 23 years prior to joining the Company. Mr. Burrows also has been with the Michigan Army National Guard since 1969 and currently holds the position of Colonel.

     RICHARD J. SCHALTER (age 43), a certified public accountant, has served as Chief Financial Officer since November 1996. From June 1989 until November 1996, Mr. Schalter served as Treasurer and Director of Finance and Administration of Great Lakes Hybrids, an international distributor and subsidiary of KWS a.g. From March 1986 to June 1989, Mr. Schalter served as Treasurer and financial administrator for Martin Systems, Inc., a worldwide supplier of electrical controls and machine operating systems.

                          EXECUTIVE COMPENSATION

     The following table shows certain information concerning the compensation earned during each of the last three fiscal years in the period ended December 31, 1996, by the Chief Executive Officer and all other executive officers whose salary and bonus for the fiscal year ended December 31, 1996, equaled $100,000 or more:

                        SUMMARY COMPENSATION TABLE
                                                       LONG-TERM
                                    ANNUAL            COMPENSATION
                                 COMPENSATION            AWARDS
                          --------------------------  ------------
                                                       NUMBER OF
                                                      SECURITIES
     NAME AND                                         UNDERLYING     ALL OTHER
PRINCIPAL POSITION        YEAR  SALARY<F1>  BONUS<F2>   OPTION   COMPENSATION<F3>
------------------        ----  ----------  --------  ---------- ----------------
George W. Sztykiel        1996  $ 100,490  $  61,662   12,500        $2,185
  Chairman of the         1995     90,890     10,357   15,000         1,832
  Board, Chief Executive  1994     74,502     72,165   12,500         2,710
  Officer and Director

John E. Sztykiel          1996  $ 122,502  $  88,172   15,000        $2,683
  President, Chief        1995    108,399     11,448   17,500         2,142
  Operating Officer       1994     86,636    103,787   15,000         3,257
  and Director

Anthony G. Sommer         1996   $ 95,657  $  61,226   12,500        $2,073
  Executive Vice          1995     87,518     10,167   12,500         1,768
  President               1994     65,711     85,513   12,500         2,431

Roger B. Burrows          1996   $ 74,171  $  40,014    7,500        $1,677
  Vice President Sales    1995     62,507      8,716    7,500         1,289
  And Marketing           1994     55,123     16,690    4,000            --

----------------------
<F1> Includes director fees paid by the Company.

                                      -8-

<F2> Includes payments under the Company's Employees Quarterly Bonus
     Program in which all employees of the Company participate.

<F3> Consists solely of the Company's contribution to its profit-sharing plans.

                     OPTION GRANTS IN LAST FISCAL YEAR

    The Company's stock option plans are administered by the Compensation Committee of the Board of Directors which has authority to determine the individuals to whom and the terms upon which options will be granted, the number of shares to be subject to each option and the form of consideration that may be paid upon the exercise of an option.

    The following table sets forth information regarding stock options granted to the Chief Executive Officer and the named executive officers during the fiscal year ended December 31, 1996:

                      INDIVIDUAL GRANTS
----------------------------------------------------------------
                                PERCENT OF
                                  TOTAL
                     NUMBER OF   OPTIONS                                   POTENTIAL REALIZABLE
                    SECURITIES  GRANTED TO                                   VALUE AT ASSUMED
                    UNDERLYING  EMPLOYEES   EXERCISE                       ANNUAL RATES OF STOCK
                     OPTIONS    IN FISCAL  PRICE PER   EXPIRATION           PRICE APPRECIATION
     NAME           GRANTED(1)    YEAR       SHARE        DATE                FOR OPTION TERM
     ----           ----------  ---------- ---------   ----------         -------------------------
                                                                          0%       5%         10%
                                                                          --       --         ---
George W Sztykiel      12,500     2.9%       $6.75    July 31, 2006       $0    $53,000    $134,500
John E. Sztykiel       15,000     3.5%       $6.75    July 31, 2006       $0    $63,600    $161,400
Anthony B. Sommer      12,500     2.9%       $6.75    July 31, 2006       $0    $53,000    $134,500
Roger B. Burrows        7,500     1.7%       $6.75    July 31, 2006       $0    $31,800    $ 80,700

----------------------
<F1> On July 31, 1996, the Company granted options to purchase shares of the Company's Common Stock over a 10-year period. Executive officers of the Company are entitled to exercise their options at a price determined by the Compensation Committee, which was at least 85% of the fair market value of Common Stock on July 31, 1996. Options terminate, subject to certain limited exercise provisions, in the event of death or termination of employment or directorship.

    The following table summarizes the total number of options held by the Chief Executive Officer and the named executive officers as of December 31, 1996:

              AGGREGATED OPTION EXERCISE IN LAST FISCAL YEAR
                               NUMBER OF SECURITIES
                              UNDERLYING UNEXERCISED
                            OPTIONS AT FISCAL YEAR-END
                            --------------------------
       NAME                 EXERCISABLE  UNEXERCISABLE
------------------          -----------  -------------
George W. Sztykiel              71,645         --
John E. Sztykiel                80,895      1,335
Anthony B. Sommer               67,500         --
Roger B. Burrows                26,500         --

----------------------
<F1> No named executive officer exercised any stock options in 1996.

<F2> On December 31, 1996, the closing market price of the Company's Common
     Stock was $6.75. The numbers shown reflect the value of options at December 31, 1996.

          COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") develops and recommends to the Board of Directors the executive compensation policies of the Company. The Committee also administers the Company's executive compensation program and recommends for approval to the Board of Directors the compensation to be paid to the Chief Executive Officer and other named executive officers. The Committee consists of three directors, none of whom is a current or former employee of the Company.

COMPENSATION PHILOSOPHY

    The Committee's executive compensation philosophy is to provide competitive levels of compensation as well as incentives to achieve superior financial performance. The Committee's policies are designed to achieve the following five primary objectives: (i) integration of management's compensation with the achievement of the Company's annual and long-term performance goals; (ii) reward above-average corporate performance; (iii) recognition of individual initiative and achievement;
(iv) attracting and retaining qualified management; and (v) alignment of the interests of management with those of shareholders to encourage achievement of continuing increases in shareholder value. The Committee sets management compensation at levels which the Committee believes are consistent with other companies in the Company's industry.

    In 1994, the Company engaged Management Resource Center, Inc., a compensation consulting firm, to review its compensation policies and competitive compensation levels. The Committee has and currently intends to continue to consider the recommendations of Management Resource Center, Inc. in developing the Company's executive compensation program and making specific compensation decisions.

    Executive compensation consists of both cash and equity, and includes:
(i) base salary; (ii) profit-sharing incentive bonus; and (iii) long-term incentive through participation in stock option plans. In addition, the Company provides various benefits to its employees, including the Company's executive officers.

    In 1993, Congress amended the Internal Revenue Code of 1980, to add
Section 162(m) which provides that publicly held corporations may not deduct compensation paid to certain executive officers in excess of $1 million annually, with certain exemptions. The Company has examined its executive compensation policies in light of Section 162(m) and the regulations adopted by the Internal Revenue Service to implement this section. It is not expected that any portion of the Company's deduction for employee remuneration will be disallowed in 1997 or in future years by reason of awards granted in 1997.

BASE SALARY

    To attract and retain well-qualified executives, it is the Committee's policy to establish base salaries at levels and provide benefit packages that are considered to be competitive. Base salaries for executive officers are determined initially by evaluating the responsibilities of the position and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at similar companies within the custom chassis industry. Some of the companies used for this comparison are included in the indices used in the Stock Price Performance Graph presented in this Proxy Statement.

    The Committee believes that base salaries should approximate the mid-point of the range of salaries paid for similar positions by companies in similar industries. The Committee may recommend adjustments on a periodic basis to maintain the desired levels of base salaries for the Company's executives.

    The Committee determines annual salary adjustments by evaluating the competitive marketplace, the performance of the Company and the executive officer, as well as any increased responsibilities assumed by the executive officer. Salary adjustments are determined and implemented generally on a 12-month cycle.

ANNUAL INCENTIVE BONUS

    The Committee selects members of management to participate in the Company's incentive bonus program. The Committee considers several factors in determining the annual incentive bonus, if any, paid to management, including achievement of the Company's strategic and operating goals and an individual's achievement of personal goals. In addition, the Company considers factors such as net earnings per share, revenues, return on assets and return on equity.

STOCK OPTION PLANS

    The Company currently grants stock options under the 1988 Nonqualified Stock Option Plan and the 1994 Incentive Stock Option Plan. The Company's stock option plans allow officers and key employees to purchase Common Stock of the Company at a price established on the date of grant. Options granted under the 1988 Nonqualified Stock Option Plan must have an exercise price equal to at least 85% of the fair market value of the Company's Common Stock. Incentive stock options granted under the 1994 Incentive Stock Option Plan must have an exercise price equal to at least 100% of the fair market value. The Committee administers all aspects of the plans and reviews, modifies (to the extent appropriate) and approves management's recommendations for awards.

    Absent unusual circumstances, the Committee historically has granted stock options on an annual basis to officers, key employees and directors who are employees of the Company and on a biannual basis to directors who are not employees of the Company. The Company's stock option plans are designed to encourage long-term investment in the Company by participating executives and key employees, more closely align executive and shareholder interests and reward executive officers and other key employees for building shareholder value. The Committee believes stock ownership by management and other key employees is beneficial.

    In determining the number of options to be awarded to an officer or key employee, the Committee takes into consideration the levels of responsibility and compensation of the individual. The Committee also considers the recommendations of management (other than awards to the Chief Executive Officer), the individual performance of the officer or employee and the number of shares or other compensation awarded to the officer or employee at other companies. Generally, both the number of shares granted and their proportion relative to the total number of shares granted increase corresponding to the level of a participant's responsibility. Although the Committee also may consider the number of options already held by an officer or employee, this factor is not considered to be particularly important by the Committee in determining the amounts of awards.

    The Chief Executive Officer's compensation is based upon the policies and objectives outlined above for all executive officers. Mr. George

Sztykiel's base salary in 1996 was approximately 10% above his 1995 salary. Mr. Sztykiel's annual incentive bonus award which includes the Company's quarterly bonus program for 1996 was $61,662. During 1996, Mr. Sztykiel was awarded options to purchase 12,500 shares of the Company's Common Stock.

    All recommendations of the Committee attributable to 1996 compensation were unanimous and were approved and adopted by the Board of Directors without modification.


                             Respectfully submitted,
                             George Tesseris, Chairman
                             Charles E. Nihart
                             James C. Penman

               STOCK PRICE COMPARATIVE PERFORMANCE ANALYSIS

    The Securities and Exchange Commission requires the Corporation to present a chart comparing the cumulative total shareholder return on its common stock with the cumulative total shareholder return of (i) a broad equity market index, and (ii) a published industry index or peer group. The Center for Research in Security Prices (CRSP) at the University of Chicago has developed historical total return indexes for the NASDAQ Stock Market. The Corporation will use these indexes in this comparative performance analysis.

    The following chart compares the Corporation's common stock with (i) the CRSP Total Return Index for the NASDAQ Stock Market (US) and (ii) the CRSP Total Return Index for NASDAQ Trucking & Transportation Stocks, and assumes an investment of $100 with dividends reinvested on December 31, 1991, in the Corporation's common stock, the stocks comprising the CRSP NASDAQ Index and the stocks of the CRSP NASDAQ Trucking & Transportation Index.




        COMPARISON OF FIVE YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN

                              [GRAPH]












The dollar values for total shareholder return plotted above are shown in the table below.

COMPANY                1991    1992    1993     1994     1995     1996
-------                ----    ----    ----     ----     ----     ----
SPARTAN MOTORS, INC.    100   129.24   134.75   106.34    87.94    54.31
CRSP T&T                100   122.38   148.68   134.82   157.21   173.50
CRSP NASDAQ             100   116.38   133.60   130.59   184.68   227.17

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


    James C. Penman, Director of Corporate Finance at Roney & Co., and nominee for Board of Directors in a term that expires at the Annual Meeting 2000, received a consulting retainer fee from the Company in the year ended December 31, 1996. This fee was for services rendered as an advisor on acquisition opportunities for the Company. More specifically, Mr. Penman participated as an consultant with the Company on the recent equity purchase of Carpenter Industries, Inc.


          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires Spartan's directors and officers and persons who beneficially own more than 10% of the outstanding shares of Common Stock to file reports of ownership and changes in ownership of shares of Common Stock with the Securities and Exchange Commission (the "SEC"). Directors, officers and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file with the SEC. Based solely upon the Company's review of the copies of such reports received by it, or written representations from certain reporting persons that no reports on Form 5 were required for those persons for the 1996 fiscal year, the Company believes that its directors and officers complied with all applicable filing requirements during the Company's last fiscal year.


                           INDEPENDENT AUDITORS

    Deloitte & Touche LLP has served as independent auditors of the Company for the last 13 years. The Board of Directors believes that the experience Deloitte & Touche LLP has acquired remains valuable to the Company and again has selected Deloitte & Touche LLP as independent auditors for the Company for its 1997 fiscal year. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.


                           SHAREHOLDER PROPOSALS

    Shareholder proposals intended to be presented at the 1998 annual meeting of shareholders must be received by the Company not later than December 15, 1997, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Proposals of shareholders should be made in accordance with Rule 14a-8 issued under the Exchange Act and should be addressed to the attention of the Secretary of Spartan Motors, Inc., 1000 Reynolds Road, Charlotte, Michigan 48813.
                                      -15-

                          SOLICITATION OF PROXIES

    Solicitation of proxies will be made initially by mail. In addition, directors, officers and employees of the Company and its subsidiaries may solicit proxies by telephone or facsimile or in person without additional compensation. Proxies may be solicited by nominees and other fiduciaries who may mail materials to or otherwise communicate with the beneficial owners of shares held by them. The Company will bear all costs of the preparation and solicitation of proxies, including the charges and expenses of brokerage firms, banks, trustees or other nominees for forwarding proxy material to beneficial owners.


                                       By Order of the Board of Directors



Charlotte, Michigan
Richard J. Schalter                    /s/Richard J. Schalter
April 14, 1997                         Secretary and Treasurer





























                                      -16-